Exhibit 99.1

FOR IMMEDIATE RELEASE
SLEEP NUMBER ANNNOUNCES RECORD FOURTH-QUARTER AND FULL-YEAR 2017 RESULTS

•	Fourth-quarter net sales grew 16% to $363 million, with full-year net sales up 10% to a record $1.44 billion

•	Reported 2017 EPS growth of 41% to $1.55, including fourth-quarter EPS of $0.39

•	Generated record full-year operating free cash flow of $113 million

•	Increased its revolving credit facility from $153 million to $300 million

•	Provides 2018 earnings outlook of $1.70 to $2.00 per diluted share, an increase of 10% to 29% versus 2017

MINNEAPOLIS - (February 15, 2018) - Sleep Number Corporation (NASDAQ: SNBR) today reported record results for the year ended December 30, 2017, including fourth-quarter results which exceeded expectations.

“Our consumer innovation strategy delivered market share growth and accelerated returns in 2017,” said Shelly Ibach, president and chief executive officer of Sleep Number. “Consumers are embracing the sleep and wellness benefits of our revolutionary Sleep Number 360™ smart bed. We look forward to having our full line of smart beds in market by mid-year 2018 and continuing to advance our supply chain initiatives for greater efficiency.”

Fourth-quarter Statement of Operations Review

•	Net sales increased 16% to $363 million, including a 12% comparable sales increase and 4 percentage points (ppt) of growth from stores opened in the last twelve months

•	Operating income increased 31% to $20 million, or 5.5% of net sales, a 60 basis-point rate improvement versus the prior year’s fourth quarter

•	Earnings per diluted share increased 56% to $0.39, including 6 cents of tax benefits primarily due to application of the Tax Cuts and Jobs Act enacted in December 2017

Full-year Statement of Operations Review

•	Net sales increased 10% to $1.44 billion in 2017, including a 4% comparable sales gain and 7 ppt of growth from new stores

•	Operating income increased 20% to $92 million, or 6.4% of net sales, a 60 basis-point rate improvement versus the prior year

•	Earnings per diluted share increased 41% to $1.55, compared to $1.10 in 2016, including 6 cents of tax benefits primarily due to application of the Tax Cuts and Jobs Act enacted in December 2017

Cash Flows and Balance Sheet Review

•	Operating cash flows increased 14% to a record $173 million, compared with $152 million in 2016

•	Invested $60 million in capital expenditures, compared with $58 million in 2016, with $487 million invested in the business over the past six years in the form of capital expenditures and acquisitions

•
Increased share repurchases 20% to $150 million in 2017, bringing total returns to shareholders to $488 million over the past six years; $465 million remains available under our share repurchase authorization

•	Return on invested capital (ROIC) was 14.3% for the year, well above our weighted average cost of capital

•
On February 14, 2018 we amended our revolving credit facility to increase our net aggregate availability from $153 million to $300 million. We maintained the accordion feature which allows us to increase the amount of the credit facility from $300 million to $450 million, subject to lenders' approval. The credit agreement matures in February 2023

Financial Outlook
The company expects to generate full-year 2018 earnings per diluted share of between $1.70 and $2.00, a 10% to 29% increase versus full-year 2017 earnings per diluted share of $1.55. The outlook assumes mid-to- high single digit sales growth for 2018. The 2018 outlook assumes an estimated effective income tax rate of 25%, based on the new tax legislation enacted in December 2017. The company anticipates 2018 capital expenditures to be approximately $50 million. Our outlook contemplates a slow growth economy.

Sleep Number Announces Fourth-quarter and Full-year 2017 Results – Page 2 of 9

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
As the leader in sleep innovation, Sleep Number Corporation delivers the best quality sleep through effortless, adjustable comfort and biometric sleep tracking. Sleep Number is a visionary in health and wellness, proving the connection between quality sleep and wellbeing. With its SleepIQ® technology platform, powering one of the most comprehensive databases of biometric consumer sleep data in the world, Sleep Number is fundamentally changing the way we monitor and manage health. To experience better quality sleep, visit one of the over 550 Sleep Number® stores located in all 50 states or SleepNumber.com. For additional information, visit our newsroom and investor relations site.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or may add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks, political unrest or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Sarah Reckard; (763) 551-6076; sarah.reckard@sleepnumber.com

Sleep Number Announces Fourth-quarter and Full-year 2017 Results – Page 3 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	December 30, 2017	% of Net Sales	December 31, 2016	% of Net Sales

Net sales	$363,279	100.0%	$313,445	100.0%
Cost of sales	142,475	39.2%	115,963	37.0%
Gross profit	220,804	60.8%	197,482	63.0%

Operating expenses:
Sales and marketing	161,793	44.5%	152,368	48.6%
General and administrative	32,036	8.8%	23,472	7.5%
Research and development	6,856	1.9%	6,330	2.0%
Total operating expenses	200,685	55.2%	182,170	58.1%
Operating income	20,119	5.5%	15,312	4.9%
Other expense, net	(209)	(0.1%)	(136)	0.0%
Income before income taxes	19,910	5.5%	15,176	4.8%
Income tax expense	4,119	1.1%	3,889	1.2%
Net income	$15,791	4.3%	$11,287	3.6%

Net income per share – basic	$0.40		$0.25

Net income per share – diluted	$0.39		$0.25

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	39,627		44,501
Dilutive effect of stock-based awards	1,037		869
Diluted weighted-average shares outstanding	40,664		45,370

Sleep Number Announces Fourth-quarter and Full-year 2017 Results – Page 4 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Twelve Months Ended
	December 30, 2017	% of Net Sales	December 31, 2016	% of Net Sales

Net sales	$1,444,497	100.0%	$1,311,291	100.0%
Cost of sales	547,150	37.9%	501,131	38.2%
Gross profit	897,347	62.1%	810,160	61.8%

Operating expenses:
Sales and marketing	650,357	45.0%	595,845	45.4%
General and administrative	127,269	8.8%	109,674	8.4%
Research and development	27,806	1.9%	27,991	2.1%
Total operating expenses	805,432	55.8%	733,510	55.9%
Operating income	91,915	6.4%	76,650	5.8%
Other expense, net	(877)	(0.1%)	(717)	(0.1%)
Income before income taxes	91,038	6.3%	75,933	5.8%
Income tax expense	25,961	1.8%	24,516	1.9%
Net income	$65,077	4.5%	$51,417	3.9%

Net income per share – basic	$1.58		$1.11

Net income per share – diluted	$1.55		$1.10

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	41,212		46,154
Dilutive effect of stock-based awards	873		748
Diluted weighted-average shares outstanding	42,085		46,902

Sleep Number Announces Fourth-quarter and Full-year 2017 Results – Page 5 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	December 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$3,651	$11,609
Accounts receivable, net of allowance for doubtful accounts of $714 and $884, respectively	19,312	19,705
Inventories	84,298	75,026
Prepaid expenses	17,565	8,705
Other current assets	27,665	23,282
Total current assets	152,491	138,327

Non-current assets:
Property and equipment, net	208,646	208,367
Goodwill and intangible assets, net	77,588	80,817
Deferred income taxes	2,625	4,667
Other non-current assets	30,484	24,988
Total assets	$471,834	$457,166

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving credit facility	$24,500	$—
Accounts payable	129,194	105,375
Customer prepayments	27,767	26,207
Accrued sales returns	19,270	15,222
Compensation and benefits	34,602	19,455
Taxes and withholding	24,234	23,430
Other current liabilities	46,822	35,628
Total current liabilities	306,389	225,317

Non-current liabilities:
Other non-current liabilities	76,289	71,529
Total liabilities	382,678	296,846

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 38,813 and 43,569 shares issued and outstanding, respectively	388	436
Additional paid-in capital	—	—
Retained earnings	88,768	159,884
Total shareholders’ equity	89,156	160,320
Total liabilities and shareholders’ equity	$471,834	$457,166

Sleep Number Announces Fourth-quarter and Full-year 2017 Results – Page 6 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Twelve Months Ended
	December 30, 2017	December 31, 2016
Cash flows from operating activities:
Net income	$65,077	$51,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,291	57,172
Stock-based compensation	15,763	11,961
Net loss on disposals and impairments of assets	249	27
Excess tax benefits from stock-based compensation	—	(517)
Deferred income taxes	2,042	(1,640)
Changes in operating assets and liabilities:
Accounts receivable	393	9,297
Inventories	(9,272)	11,574
Income taxes	1,697	25,119
Prepaid expenses and other assets	(12,405)	(2,195)
Accounts payable	21,779	(4,965)
Customer prepayments	1,560	(25,266)
Accrued compensation and benefits	15,398	2,808
Other taxes and withholding	(893)	2,723
Other accruals and liabilities	9,928	14,130
Net cash provided by operating activities	172,607	151,645

Cash flows from investing activities:
Purchases of property and equipment	(59,829)	(57,852)
Proceeds from sales of property and equipment	36	92
Investments in marketable debt securities	—	(5,968)
Proceeds from marketable debt securities	—	21,053
Decrease in restricted cash	3,150	—
Net cash used in investing activities	(56,643)	(42,675)

Cash flows from financing activities:
Net increase in short-term borrowings	28,094	5,932
Repurchases of common stock	(155,245)	(126,693)
Proceeds from issuance of common stock	3,241	2,298
Excess tax benefits from stock-based compensation	—	517
Debt issuance costs	(12)	(409)
Net cash used in financing activities	(123,922)	(118,355)
Net decrease in cash and cash equivalents	(7,958)	(9,385)
Cash and cash equivalents, at beginning of period	11,609	20,994
Cash and cash equivalents, at end of period	$3,651	$11,609

Sleep Number Announces Fourth-quarter and Full-year 2017 Results – Page 7 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Percent of sales:
Retail	91.7%	91.0%	91.7%	91.0%
Online and phone	7.7%	7.9%	7.0%	6.7%
Wholesale/other	0.6%	1.1%	1.3%	2.3%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	12%	30%	3%	0%
Online and phone	13%	91%	16%	25%
Company-Controlled comparable sales change	12%	34%	4%	1%
Net opened/closed stores	4%	12%	7%	7%
Total Company-Controlled Channel	16%	46%	11%	8%
Wholesale/other	(35%)	29%	(38%)	5%
Total	16%	46%	10%	8%

Stores open:
Beginning of period	553	527	540	488
Opened	6	15	36	72
Closed	(3)	(2)	(20)	(20)
End of period	556	540	556	540

Other metrics:
Average sales per store ($ in 000's) [1]	$2,420	$2,364
Average sales per square foot [1]	$920	$937
Stores > $1 million net sales [1]	98%	98%
Stores > $2 million net sales [1]	61%	61%
Average revenue per mattress unit [2]	$4,421	$4,093	$4,283	$4,046

1 Trailing twelve months for stores open at least one year.
2 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Sleep Number Announces Fourth-quarter and Full-year 2017 Results – Page 8 of 9

SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net income	$15,791	$11,287	$65,077	$51,417
Income tax expense	4,119	3,889	25,961	24,516
Interest expense	227	186	975	811
Depreciation and amortization	15,237	14,564	61,077	56,910
Stock-based compensation	3,954	2,689	15,763	11,961
Asset impairments	20	43	244	74
Adjusted EBITDA	$39,348	$32,658	$169,097	$145,689

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net cash (used in) provided by operating activities	$(3,447)	$6,384	$172,607	$151,645
Subtract: Purchases of property and equipment	22,216	19,083	59,829	57,852
Free cash flow	$(25,663)	$(12,699)	$112,778	$93,793

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2017 Results – Page 9 of 9

SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	December 30, 2017	December 31, 2016
Net operating profit after taxes (NOPAT)
Operating income	$91,915	$76,650
Add: Rent expense [1]	74,019	67,416
Add: Interest income	97	94
Less: Depreciation on capitalized operating leases [2]	(18,865)	(17,185)
Less: Income taxes [3]	(48,970)	(41,933)
NOPAT	$98,196	$85,042

Average invested capital
Total equity	$89,156	$160,320
Less: Cash greater than target [4]	—	—
Add: Long-term debt [5]	—	—
Add: Capitalized operating lease obligations [6]	592,152	539,328
Total invested capital at end of period	$681,308	$699,648
Average invested capital [7]	$686,436	$699,576
Return on invested capital (ROIC) [8]	14.3%	12.2%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 33.3% and 33.0% for 2017 and 2016, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations, if applicable.

6 A multiple of eight times annual rent expense is used as an estimate of capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.